UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 10, 2005

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

In an order dated January 10, 2005, the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) instituted and settled enforcement proceedings against Southwest Securities, Inc. (“Southwest”), the Registrant’s principal broker-dealer subsidiary, and three of its managers. According to the SEC and NYSE, Southwest and the managers failed reasonably to supervise brokers in Southwest’s downtown Dallas branch office who engaged in fraudulent mutual fund market timing schemes, late trading of mutual fund shares, or both.

In settlement of the SEC and NYSE actions, Southwest agreed to pay a total of $10 million, consisting of $2 million in disgorgement and an $8 million civil money penalty, and to undertake a number of measures to prevent future misconduct. The managers have agreed to settlements that include payments of disgorgement and civil money penalties totaling $275,000, as well as 12-month suspensions from association with a broker-dealer or investment adviser in any supervisory capacity. As part of the settlement, the firm and the managers neither admitted nor denied the SEC and NYSE findings.

A copy of the SEC order is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(c) Exhibits.

Exhibit 99.1 Securities and Exchange Commission administrative order In re Southwest Securities, Inc. (Admin. Proc. File No. 3-11793; January 10, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: January 11, 2005	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks, Executive Vice President, Chief Financial Officer and Treasurer

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